United States
Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2009
Lodgian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14537	52-2093696
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)
(404) 364-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2009, Lodgian, Inc. (the “Company”) announced that Daniel E. Ellis has been named President and Chief Executive Officer and appointed to its Board of Directors and the Executive Committee of the Board of Directors effective June 11, 2009. The Company also announced that Peter T. Cyrus has resigned from his positions as Interim President and Chief Executive Officer and as a member of the Company’s Board of Directors effective June 9, 2009.
Mr. Ellis, 40, joined the Company in July 1999 as Senior Counsel. In March 2002, he was promoted to Senior Vice President, General Counsel and Secretary. Mr. Ellis will remain the Company’s General Counsel. His primary duties at the Company have included debt financings, asset sales and acquisitions, development, contract negotiation, litigation and compliance. Prior to joining the Company, Mr. Ellis served as an Assistant District Attorney for the State of Georgia where he was the lead attorney in over thirty jury trials. From 1997 to 1999, he worked in private practice, where he focused on representing hotel owners. Mr. Ellis received his law degree from the University of Mississippi and a MBA from Mercer University.
The Company and Mr. Ellis have agreed to the general terms of Mr. Ellis’ new compensation arrangement, which the parties expect to finalize in an employment agreement. Mr. Ellis will receive an annual base salary of $400,000 subject to annual review for adjustment. Mr. Ellis will be granted 15,000 shares of restricted stock on June 11, 2009, which will vest in two equal installments on June 11, 2010 and 2011, respectively, subject to the terms and conditions of the Company’s standard restricted stock agreement.
Mr. Ellis will also continue to participate in the Lodgian, Inc. Executive Incentive Plan subject to his specific target awards currently in effect. This Executive Incentive Plan provides for cash awards (based on achievement of net operating income targets or market penetration targets as well as corporate overhead goals), performance-based equity awards (based on stock price performance, net operating income targets and corporate overhead goals) and time-vested equity awards. The Company has agreed to review Mr. Ellis’ target incentive awards on an annual basis.
The Company anticipates that Mr. Ellis’ new employment agreement will contain terms similar to the terms of his current employment agreement, dated as of March 29, 2007, including terms and conditions related to (i) severance payments and other benefits upon his termination without cause or resignation for good reason; (ii) enhanced severance surrounding a change-in-control; and (iii) restrictive covenants regarding the solicitation of customers and employees and the treatment of trade secrets and confidential information.
Mr. Ellis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure
On June 12, 2009, the Company issued a press release, furnished with this Form 8-K as Exhibit 99.1, announcing the appointment of Mr. Ellis, the resignation of Mr. Cyrus and other matters.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Press Release dated June 12, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.
Dated: June 12, 2009	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
President, Chief Executive Officer and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 12, 2009